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EXHIBIT 10.16
                                 OMNICARE, INC.

                  Description of 2002 Supplemental Benefit Plan


1. Administration - Compensation and Incentive Committee of the Board of Directors.

2. Participants - A total of 14 members of Omnicare's senior management are active participants in the Plan.

3. Normal Form of Benefit - An Annual Benefit payable monthly for the life of the employee with 120 monthly payments guaranteed beginning on the employee's Normal Retirement Date.

4. Alternate Forms of Payment - Lump sum, or guaranteed payments for 5 or 10 years, determined on an actuarial equivalent basis.

5. Amount of Benefit - The Annual Benefit is based on a formula set forth for each participant under the Plan. The Annual Benefit payable to the following executive officers commencing as of the Normal Retirement Date in the normal form of benefit, assuming full vesting is: Joel F. Gemunder - $287,298; Patrick E. Keefe - $91,415; David W. Froesel, Jr. - $160,113;
     Timothy E. Bien - $28,072; and Cheryl D. Hodges - $100,940.

6. Normal Retirement Date - The first of the month coincident with or next following the later of the employee's 65th birthday or completion of 7 years of service after January 1, 2001.

7. Early Retirement Date - Any date after completion of 7 years of service after January 1, 2001.

8. Amount of Early Retirement Benefit - Actuarial equivalent of the employee's Normal Retirement Benefit payable in a lump sum or periodic payments.

9. Vesting - 14.29% per year of service after January 1, 2001. An employee will be 100% vested in the event of death, disability, change in control, or termination without cause.

10. Termination Benefits - An employee who terminates employment prior to completing 7 years of service after January 1, 2001 will be paid the lump sum value of his vested accrued benefit.

11. Death Benefits - 100% vesting and full accrual of Normal Retirement Benefit in event of death before retirement, in which case lump sum value payable to employee's beneficiary. In event of death after retirement, the lump sum value of any remaining payments due under the applicable form of payment will be paid to the employee's beneficiary. In lieu of a lump sum, the employee may elect to have any payments due to the beneficiary under the applicable form of payment continued.

12. Miscellaneous. The plan is treated as an unfunded plan for a "select group of management or highly compensated employees" for purposes of ERISA and federal tax law. Assets in respect of current plan liabilities are held by Omnicare under "rabbi trusts" for plan participants.